ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090408376-79
	Filing Date and Time 05/13/2009 9:00 AM
	Entity Number E0254492009-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Yin-En International Group Holding Company
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Corporate Administrative Services, Inc. Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 1955 Baring Blvd — Sparks — Nevada 89434 Street Address — City — Zip Code 1955 Baring Blvd — Sparks — Nevada 89434 Mailing Address (if different from street address) — City — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	100,000,000 common 10,000,000 preferred Number of shares with par value: 110,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Daniela Peterson Name 1955 Baring Blvd — Sparks — NV 89434 Street Address — City — State — Zip Code 2) Name Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: To engage any lawful activity
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Daniela Peterson — X [signature] Name — Incorporator Signature 1955 Baring Blvd — Sparks — NV 89434 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] — 5/13/09 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.